As filed with the Securities and Exchange Commission on March 18, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENZYMOTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Enzymotec Ltd.
Sagi 2000 Industrial Area
P.O. Box 6
Migdal Ha’Emeq 2310001, Israel
+972-74-717-7177
(Address of Principal Executive Offices)(Zip Code)
 Enzymotec Ltd. 2013 Omnibus Equity Incentive Plan
(Full Title of the Plan)

Enzymotec USA, Inc.
55 Madison Avenue, Suite 400
Morristown, NJ 07960
 (Name and address of agent for service)

Tel: (973) 912-9400
 (Telephone number, including area code, of agent for service)

Copies to:

Colin J. Diamond, Esq. Joshua G. Kiernan, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	Shiran Gazit, Adv. Enzymotec Ltd. Sagi 2000 Industrial Area, Migdal Ha'Emeq, P.O. Box 6, 2310001, Israel Tel: +972-7-47177177 Fax: +972-7-47177001	Dan Shamgar, Adv. David S. Glatt, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Ordinary Shares, par value New Israeli Shekel (“NIS”) 0.01 per share (“Ordinary Shares”)	880,946	(2)	$7.02	(3)	$6,184,241	(3)	$718.61	(3)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of Ordinary Shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of the Enzymotec Ltd. 2013 Omnibus Equity Incentive Plan (the “2013 Plan”).

(2)	Represents automatic increases to the number of shares available for issuance under the 2013 Plan, effective January 1, 2014 and 2015; to be granted under the 2013 Plan.

(3)
Calculated in accordance with Rule 457(h)(1) and 457(c) promulgated under the Securities Act, based on the average of the high and low prices (which was $7.07 and $6.97, respectively) of the registrant’s Ordinary Shares on the NASDAQ Global Select Market on March 17, 2015.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 880,946 ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”), of Enzymotec Ltd. (the “Company,” the “Registrant” or “Enzymotec”) issuable pursuant to the Enzymotec Ltd. 2013 Omnibus Equity Incentive Plan (the “2013 Plan”). The contents of the Company’s Registration Statement on Form S-8 (File No. 333-193118) filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2013 are incorporated herein by reference, and the information required by Part II is omitted, except as supplemented by the information set forth below. References to “we”, “our” or “us” below refer to Enzymotec and its consolidated subsidiaries.

PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents (or portions thereof) that we have filed with or furnished to the Commission:

(a)
Our Annual Report on Form 20-F for the year ended December 31, 2014 filed with the Commission on March 2, 2015 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The information contained in our Current Reports of Foreign Private Issuer on Form 6-K furnished to the Commission on January 22, 2015 and on February 12, 2015; and

(c)
The description of our Ordinary Shares under “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, filed with the Commission on September 17, 2013.

All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the Commission, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit Number	Exhibit
5	Opinion of Meitar Liquornik Geva Leshem Tal as to the legality of Enzymotec Ltd.’s Ordinary Shares being registered*
23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm*
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5)*
24	Power of Attorney (included on the signature page of this Registration Statement)*
99.1	Enzymotec Ltd. 2013 Omnibus Equity Incentive Plan (1)

(1)
Incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (Commission File No. 333-190781) filed with the Commission on August 22, 2013, filed with the Commission on September 16, 2013.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Migdal Ha’Emeq, State of Israel, on this 18th  day of March, 2015.

Enzymotec Ltd. By: /s/ Ariel Katz Name: Ariel Katz Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Enzymotec Ltd., an Israeli corporation, do hereby constitute and appoint Ariel Katz, Chief Executive Officer, and Oren Bryan, Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with such registration statements or amendments or supplements thereof and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

[Signature Page to Follow]

Signature	Title	Date
/s/ Ariel Katz Ariel Katz	Chief Executive Officer (Principal Executive Officer)	March 18, 2015

/s/Oren Bryan Oren Bryan	Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2015

/s/ Steve Dubin Steve Dubin	Chairman of the Board	March 18, 2015

/s/ Mani Wasserman Mani Wasserman	Director	March 18, 2015

/s/ Nir Belzer Nir Belzer	Director	March 18, 2015

/s/ Dov Pekelman Dov Pekelman	Director	March 18, 2015

/s/ Yossi Peled Yossi Peled	Director	March 18, 2015

/s/ Holger Liepmann Holger Liepmann	Director	March 18, 2015

s/ Michal Silverberg Michal Silverberg	Director	March 18, 2015

s/ Joseph Tenne Joseph Tenne	Director	March 18, 2015

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES:

Enzymotec USA, Inc.

By: /s/ Yossi Ohana
Name: Yossi Ohana
Title: Director
Date: March 18, 2015

EXHIBIT INDEX

Item 8.  Exhibits.

Exhibit Number	Exhibit
5	Opinion of Meitar Liquornik Geva Leshem Tal as to the legality of Enzymotec Ltd.’s Ordinary Shares being registered*
23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm*
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5)*
24	Power of Attorney (included on the signature page of this Registration Statement)*
99.1	Enzymotec Ltd. 2013 Omnibus Equity Incentive Plan (1)

(1)
Incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (Commission File No. 333-190781) filed with the Commission on August 22, 2013, filed with the Commission on September 16, 2013.

*	Filed herewith